Execution Version EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT, dated as of December 27, 2023 (this “Agreement”), is entered into by and between LivePerson, Inc., a Delaware corporation (the “Company”), and Anthony John Sabino (the “Executive”) (each of the Executive and the Company, a “Party,” and collectively, the “Parties”). WHEREAS, the Company desires to employ the Executive as its Chief Executive Officer on the terms and conditions set forth herein; and WHEREAS, the Executive desires to be employed by the Company as its Chief Executive Officer on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the Parties agree as follows: Section 1. Employment. 1.1. Term. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in each case pursuant to this Agreement, for a period commencing on a mutually agreeable date on or before January 12, 2024 (such chosen employment commencement date, the “Effective Date”), and ending on the date on which either Party terminates this Agreement in accordance with Section 3 hereof (the “Employment Period”). 1.2. Duties; Place of Performance. During the Employment Period, the Executive agrees to serve as the Company’s Chief Executive Officer. The Executive will report directly to the board of directors of the Company (the “Board”). In the Executive’s position as Chief Executive Officer, the Executive agrees to perform such duties, functions, and responsibilities during the Employment Period as are commensurate with such position, as reasonably and lawfully directed by the Board. As soon as reasonably practicable following the Effective Date, the Executive will be appointed to serve on the Board, and, following the expiration of the applicable term for the director class to which Executive is appointed, which class will be determined in the sole discretion of the Board, the Board will support the Executive’s nomination to continue to serve on the Board during the Employment Period, provided, that, the Executive’s continued service on the Board will be subject to shareholder approval in the ordinary course in accordance with the Company’s bylaws and applicable Law. Furthermore, during the Employment Period, the Executive will be permitted to work remotely, but will be required to work at the Company’s headquarters in New York, or at other Company locations, and travel for business purposes, in each case, as reasonably requested by the Board, or as otherwise deemed necessary or desirable as part of the fulfillment of the Executive’s duties as Chief Executive Officer. 1.3. Exclusivity. During the Employment Period, the Executive agrees to devote all of the Executive’s business time and attention and the Executive’s best efforts to the business and affairs of the Company, to faithfully serve the Company, and to conform to and comply with the lawful and reasonable directions and instructions given to the Executive by the Reporting Person, consistent with Section 1.2 hereof. During the Employment Period, the DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

2 Executive agrees to promote and serve the interests of the Company and not to engage in any other business activity (including self-employment), whether or not such activity is engaged in for pecuniary profit, except that the Executive may (a) serve any civic, charitable, non-profit educational, or non-profit professional organization, and (b) manage the Executive’s personal investments, in each case so long as such activities do not (x) violate the terms of this Agreement (including Section 4 and any other restrictive covenant obligations of the Executive as may be set forth in any other plan, program, policy, or agreement to which the Executive is subject from time to time), (y) interfere or conflict with the Executive’s duties and responsibilities to the Company, or (z) have an adverse impact on the Company’s business reputation, in each case as determined by the Board. Section 2. Compensation. 2.1. Base Salary. As compensation for the performance of the Executive’s services hereunder, during the Employment Period, the Company will pay to the Executive a base salary at an annual rate of $550,000 in accordance with the Company’s standard payroll policies as in effect from time to time (the “Base Salary”). The Base Salary will be reviewed annually by the Board and subject to increase, as determined in the Board’s reasonable discretion. 2.2. Annual Bonus. For each fiscal year of the Company ending during the Employment Period, the Executive will be eligible to participate in the Company’s annual bonus plan as it exists from time to time providing for the potential of earning an annual bonus (the “Annual Bonus”). The Executive’s target Annual Bonus opportunity for each fiscal year that ends during the Employment Period will be 100% of the Base Salary in effect from time to time (the “Target Annual Bonus Opportunity”), with the potential Annual Bonus payout ranging from a minimum of zero up to maximum of 200% of the Base Salary. The amount of the Annual Bonus actually earned and payable, if any, will be determined in the sole discretion of the Company based on its then-current annual bonus plan or program, and policies applicable to other executive officers of the Company, including the annual goals set by the Board, the compensation committee of the Board (the “Compensation Committee”) or the Company, the profitability of the Company as compared to the Company’s fiscal plan and targets, Executive’s individual bonus target and goals, and Executive’s personal contribution to the Company’s performance as determined by the Board, in its sole discretion. The Annual Bonus is anticipated to be paid to the Executive in the first quarter of the subsequent fiscal year in respect of which it is earned. The Annual Bonus, if earned, shall be payable in the form of cash, equity or a combination thereof, as determined by the Company in accordance with the Company’s then-current annual bonus plan or program as applicable to other executive officers of the Company. Except as otherwise provided in this Agreement, eligibility for and payment of the Annual Bonus, if any, is conditioned on the Executive being actively employed by the Company as of the payment date of annual bonuses under the Company’s annual bonus plan. In any year, the Company may determine not to pay annual bonuses, including the Annual Bonus, based on the criteria above. The Company reserves the right to amend or terminate its annual bonus plan at any time in the future. 2.3. Sign-On Equity Grants. In connection with, and as an inducement for, the Executive’s commencement of employment with the Company, the Company will grant to the Executive, under the terms of the Company’s 2018 Inducement Plan, as amended from time DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

3 to time (the “Inducement Plan”) the following equity awards: (i) two awards of restricted stock units (“RSUs”), one of which will have a value on the date of grant equal to $1,200,000 (the “Two Year RSUs”), and the other of which will have a value on the date of grant of $4,000,000 (the “Four Year RSUs” and together with the Two Year RSUs, the “Sign-On RSUs”), and (ii) a stock option (“Option”) to acquire 1,000,000 shares of the Company’s common stock (“Common Stock”) (such Option, the “Sign-On Option”), and each equity award will be subject to the terms and conditions set forth below. The Sign-On RSUs and the Sign-On Option will be granted as soon as reasonably practicable following the Effective Date, but in no event later than ninety (90) days following the Effective Date, and the grant date of each award will be determined in accordance with the Company’s typical practices for the approval of equity grants, with such grant date being established to ensure that (i) the underlying shares of Common Stock to be granted pursuant to the Company’s Inducement Plan are covered by an active registration statement on Form S-8 filed with the Securities and Exchange Commission, and (ii) in respect of the Sign-On RSUs, the future vesting events will occur during expected open trading windows. (a) Sign-On RSU Grants. The number of RSUs subject to the Two Year RSUs and the Four Year RSUs will be determined by dividing the value of the applicable grant of the Sign-On RSUs by the 30-day volume weighted average price for a share of Common Stock quoted on NASDAQ for the 30 trading days immediately preceding and ending on the date of grant, with the resulting number of RSUs rounded up to the nearest whole share. Except as otherwise provided in this Agreement, subject to the Executive’s continued employment, (i) (x) 50% of the Two Year RSUs will vest and become payable on the first anniversary of the date of grant, and (y) 50% of the Two Year RSUs will vest and become payable on the second anniversary of the date of grant, and (ii) (x) 25% of the Four Year RSUs will vest and become payable on the first anniversary of the date of grant, and (y) 6.25% of the balance of the Four Year RSUs will vest and become payable on each subsequent quarter anniversary, so that the Four Year RSUs will be fully vested on the fourth anniversary of the date of grant. Notwithstanding the forgoing, in the event that the consummation of a Change in Control (as defined below) occurs prior to the three month anniversary of the Effective Date (as set forth in Section 1.1), 50% of the Two Year RSUs and 50% of the Four Year RSUs will terminate, will not be eligible to vest, and will be void and of no further force or effect as of immediately prior to the Change in Control. Payout of the Two Year and Four Year RSUs, respectively, will be made in Common Stock within five business days of the applicable vesting date, provided, that, if no days within that period are within an open trading window, payout will be made in Common Stock within five business days following the opening of the next trading window following the applicable vesting date or on such earlier date (following the vesting date) as determined by the Company in accordance with the Company’s equity plan administration practices and applicable Law. The terms and conditions of the Two Year RSUs and the Four Year RSUS, respectively, will be set forth in an individual award agreement to be provided to the Executive at the time of grant, with such terms and conditions subject to the Inducement Plan and not inconsistent with the terms hereof. Notwithstanding anything to the contrary contained in the Inducement Plan, in the event of a conflict between the award agreement and the Inducement Plan, the award agreement will control. (b) Sign-On Option. The exercise price per share of Common Stock of the Sign-On Option will be equal to the closing price of a share of Common Stock quoted on NASDAQ on the date that the Sign-On Option is granted. The Sign-On Option will vest and become exercisable upon both the (i) achievement of the applicable performance-based conditions DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

4 and (ii) satisfaction of the applicable time-based vesting conditions, as described below, in each case subject to Section 3.2(b) of this Agreement. (1) Performance-Based Conditions. Subject to the Executive’s continued employment, (i) 50% of the Sign-On Option performance-based vesting conditions will be achieved on the date the Common Stock’s closing per share price has averaged at least $8.00 on a rolling 30-day trading basis, if such date occurs prior to the third anniversary of Effective Date, and (ii) 50% of the Sign-On Option performance-based vesting conditions will be achieved on the date the Common Stock’s closing per share price has averaged at least $13.00 on a rolling 30-day trading basis, if such date occurs prior to the fourth anniversary of the Effective Date (together, the “Performance-Based Conditions”). (2) Time-Based Conditions. To the extent the Performance-Based Conditions described above in Section 2.3(b)(1) have been met, and subject to the Executive’s continued employment, (i) 50% of the Sign-On Option will vest and become exercisable on the second anniversary of the date of grant, and (ii) 50% of the Sign-On Option will vest and become exercisable in 24 substantially equal monthly installments following the second anniversary of the date of grant, such that 100% of the time-based vesting conditions will be satisfied on the fourth anniversary of the date of grant (together, the “Time-Based Conditions”). The terms and conditions of the Sign-On Option will be set forth in an individual option award agreement to be provided to the Executive at the time of grant, with such terms and conditions subject to the Inducement Plan and not inconsistent with the terms hereof. Notwithstanding anything to the contrary contained in the Inducement Plan, in the event of a conflict between the option award agreement and the Inducement Plan, the option award agreement will control. 2.4. Annual Equity Grants. Beginning with the 2025 fiscal year, the Executive will be eligible to be granted equity awards under the Company’s general equity program for the executive officers of the Company, with the form and value of equity awards to be determined by the Board and the Compensation Committee in their sole discretion. Nothing herein requires the Board or the Compensation Committee to grant the Executive equity awards in any fiscal year of the Employment Period. 2.5. Employee Benefits. During the Employment Period, the Executive will be eligible to enroll in such health and other group insurance, disability insurance, and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other senior executives and officers of the Company and subject to the terms and conditions of each plan and program. The Executive will be eligible to participate in the Company’s 401(k) savings plan, subject to the terms and conditions of the plan. Nothing contained herein should be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing notice to the Executive, and the Company’s right to do so is expressly reserved. 2.6. Vacation. During the Employment Period, the Executive will be entitled to all paid company holidays as well as paid vacation time in accordance with the Company’s vacation policy as it exists from time to time; provided, however, that in no event shall DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

5 the Executive be entitled to less than four (4) weeks’ paid vacation time per calendar year, except for the first and last calendar years of employment during which the number of vacation days available to the Executive will be pro-rated based on the number of days worked in the applicable calendar year. 2.7. Business Expense Reimbursements. The Company agrees to pay or reimburse the Executive, upon presentation of documentation, for all commercially reasonable out-of-pocket business expenses that the Executive incurs during the Employment Period in performing the Executive’s duties under this Agreement, in each case in accordance with the expense reimbursement policy of the Company as in effect from time to time. Notwithstanding anything herein to the contrary or otherwise, except to the extent that any expense or reimbursement described in this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance thereunder (“Section 409A”), any expense or reimbursement described in this Agreement will be paid in accordance with the following requirements: (a) the amount of expenses eligible for reimbursement provided to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement to the Executive in any other calendar year, (b) the reimbursements for expenses for which the Executive is entitled to be reimbursed will be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit, and (d) the reimbursements will be made pursuant to objectively determinable and nondiscretionary Company policies and procedures regarding such reimbursement of expenses. Section 3. Employment Termination. 3.1. Termination of Employment. Subject to the notice and cure periods described in Sections 3.2(g)(1) and (5), the Company may terminate this Agreement and the Executive’s employment hereunder upon 30 days’ written notice to the Executive for any reason during the Employment Period, and the Executive may voluntarily terminate this Agreement and the Executive’s employment hereunder for any reason during the Employment Period at any time upon not less than 30 days’ notice to the Company, which notice period, in the case of the Executive’s voluntary resignation, the Company may waive in whole or in part in its sole discretion (the date on which the Executive’s employment terminates for any reason is referred to herein as the “Termination Date”). Upon the termination of this Agreement and the Executive’s employment with the Company for any reason, the Executive will be entitled to payment of: (a) any Base Salary earned but unpaid through the Termination Date, (b) accrued but unused vacation days, to the extent provided under the Company’s vacation policy as in effect at the time of termination, and (c) any unreimbursed expenses in accordance with Section 2.7 hereof, in each case payable in accordance with the applicable Company plan or policy or as otherwise required by applicable Law (collectively, the “Accrued Amounts”). 3.2. Certain Terminations. (a) Involuntary Termination outside of the Change in Control Window. If the Executive’s employment is terminated: (x) (i) by the Company other than for Cause (as defined below), or (ii) by the Executive for Good Reason (as defined below), in either DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

6 case outside of the Change in Control Window, and (y) where the termination is not the result of the Executive’s death or Disability, the Executive will be entitled to the following payments and benefits in addition to the Accrued Amounts: (1) Cash severance equal to 18 months of the Executive’s Base Salary at the rate in effect immediately prior to the Termination Date (determined without regard to any decrease in Base Salary which may constitute Good Reason) (the “Severance Amount”), payable in equal installments on the Company’s regular payroll dates occurring during the 18-month period following the Termination Date (the “Severance Benefit Period”); (2) A prorated portion of the Target Annual Bonus Opportunity for the fiscal year of the Executive’s termination (determined without regard to any reduction thereto which may constitute Good Reason), multiplied by a fraction, the numerator of which is the number of days the Executive was employed by the Company during the fiscal year prior to and including the Termination Date, and the denominator of which is the full number of days in the applicable fiscal year (the “Prorated Bonus”), payable in a lump sum; (3) Any earned but unpaid Annual Bonus for the prior completed fiscal year of the Company (the “Prior Year Bonus”), payable at the time such bonuses are paid to other Company executive officers; and (4) Subject to the Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and the Executive’s payment of premiums associated with such coverage, reimbursement for the same portion of the premium costs of continued health benefits for the Executive and the Executive’s covered dependents that the Company pays in respect of an active employee electing equivalent coverage, on a monthly basis from the Termination Date through the end of the Severance Benefit Period, or through such earlier date on which (i) COBRA coverage for the Executive and the Executive’s covered dependents terminates in accordance with COBRA, or (ii) the Executive becomes eligible to participate in health benefits of a new employer (such continued coverage and reimbursement, “Medical Benefit Continuation”). Any such reimbursement under this Section 3.2(a)(4) shall be paid to the Executive within 60 days of the Company’s receipt of documentation from the Executive reflecting premiums paid. (b) Involuntary Termination during the Change in Control Window. If the Executive’s employment is terminated: (x) (i) by the Company other than for Cause, or (ii) by the Executive for Good Reason, in either case during the Change in Control Window, and (y) where the termination is not the result of the Executive’s death or Disability, the Executive will be entitled to the following payments and benefits in addition to the Accrued Amounts: (1) The Severance Amount; (2) An amount in cash equal to the Target Annual Bonus Opportunity for the fiscal year of the Executive’s termination (determined without regard to any reduction thereto which may constitute Good Reason) (the “Change in Control Window Bonus”), payable in a lump sum; DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

7 (3) The Prior Year Bonus; (4) Medical Benefit Continuation; (5) 100% acceleration of vesting of any outstanding time-based equity awards (including the remaining outstanding portion of the Sign-On RSUs); provided, however, that with respect to the Sign-On RSUs, notwithstanding the foregoing, if the consummation of a Change in Control occurs prior to the three month anniversary of the Effective Date, no more than 50% of the original number of Two Year RSUs and no more than 50% of the original number of Four Year RSUs will vest; (6) The acceleration of vesting of any performance- based (or combined performance and time-based) equity awards, determined in accordance with the terms of the applicable award’s grant agreement; and (7) In respect of the Sign-On Option, (i) any remaining Time-Based Conditions will be accelerated immediately following the Termination for any portion of the Sign-On Option for which the Performance-Based Conditions have been achieved prior to the Change in Control, (ii) if the $8.00 share hurdle has been achieved based on the per share price paid for a share of Common Stock in the Change in Control transaction, the Performance-Based Condition in respect of 50% of the Sign-On Option will be deemed vested and exercisable and any remaining Time-Based Conditions will accelerate for that portion of the Sign-On Option immediately following the Termination, and (iii) if the $13.00 share hurdle has been achieved based on a per share price paid for a share of Common Stock in the Change in Control transaction, the Performance-Based Conditions in respect of 100% of the Sign-On Option will be deemed vested and exercisable and any remaining Time-Based Conditions will accelerate immediately following the Termination, such that 100% of the Sign-On Option will be deemed vested and exercisable. If the Performance-Based Conditions are not achieved in connection with a Change in Control transaction, the unvested portion of the Sign-On Option will be forfeited and cancelled at the time of the Change in Control for no consideration. For the avoidance of doubt, subject to Section 3.2(c) below, the Executive shall have no obligation to mitigate the payments and benefits set forth in the foregoing Sections 3.2(a) and (b) and such payments and benefits shall in no way be offset or reduced by, and the Company’s obligation to pay or provide such payments and benefits to the Executive in accordance with this Agreement shall not be affected by, any employment relationship that the Executive may enter into with a subsequent employer. (c) Release. The Executive’s entitlements pursuant to Sections 3.2(a), 3.2(b) and, in the case of Disability, 3.2(e), will be conditioned upon (i) the Executive’s continued compliance with the Executive’s obligations under Section 4 of this Agreement (and with any other restrictive covenant obligations of the Executive as may be set forth in any other plan, program, policy, or agreement to which the Executive is subject from time to time, including the Proprietary Information, Developments, and Non-Compete Agreement the form of which is attached hereto as Exhibit A), and (ii) the Executive’s execution and delivery to the Company of a general release substantially in the form attached hereto as Exhibit B (the “Release”), subject to updated deemed necessary or desirable by the Company to reflect then-current applicable Law, DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

8 and the Release’s becoming irrevocable within 60 days following the Termination Date (the date on which the Release becomes irrevocable, the “Release Effective Date”). (d) Payments. Payments of the Severance Amount, Prorated Bonus, Change in Control Window Bonus, and Medical Benefit Continuation, as applicable, will be paid or commence on the first payroll date of the Company following the Release Effective Date, except that if the 60-day period referred to in the preceding Section 3.2(c) spans two calendar years, payments will in all cases be paid or commence to be paid on the first payroll date in the second calendar year, and the first payment will include any installments that would have been paid prior thereto but for this sentence. The Prior Year Bonus, if payable, will be paid at the time when the Annual Bonus would have been paid to the Executive had the Executive’s termination not occurred, but in all events during the fiscal year of the Company following the fiscal year to which the Prior Year Bonus relates. Settlement of equity awards that vest due to the application Sections 3.2(b)(5), (6) and (7), as applicable, will occur within 15 days of the later of the Termination Date and the consummation of the Change in Control. If the Executive’s continued participation in the Company’s medical insurance plan is not permitted pursuant to the terms of such plan or a determination by the Company’s insurance providers, or if such continued participation in any plan would either violate the nondiscrimination rules applicable to health plans or self-insured plans under Section 105(h) of the Code or result in the imposition of a tax on the Company pursuant to Code Section 4980D, the Company will reform Section 3.2(a)(4) or 3.2(b)(4) hereof, as applicable, in such a manner as mutually agreed by the Company and the Executive as to provide a substantially equivalent economic benefit that complies with applicable Law and does not subject the Company to excise tax. (e) Termination by Death or Disability. If the Executive’s employment is terminated by reason of the Executive’s death or Disability, the Company agrees to make a lump-sum payment, within 60 days following the Termination Date, to the Executive, in the event the termination is by reason of the Executive’s Disability, or to the Executive’s heirs, in the event the termination is by reason of the Executive’s death, in an amount equal to the sum of (i) the Accrued Amounts and (ii) the Prior Year Bonus. In addition, (x) in the case of a termination by reason of the Executive’s Disability, the Executive will be entitled to the Medical Benefit Continuation, and (y) in the case of the Executive’s death, the Medical Benefit Continuation will be provided to the Executive’s covered dependents, provided, that, the covered dependents were covered under the Company’s health plan as of the Executive’s termination date. Furthermore, notwithstanding anything to the contrary in this Agreement, to the extent any Options held by the Executive are vested as of the Termination Date under this Section 3.2(e), such Options shall remain exercisable for the earlier to occur of (1) 12 months or (2) the original expiration date of the Option. (f) Section 280G Treatment. To the extent that any of the payments to which the Executive is entitled to pursuant to Section 3.2 or otherwise under an equity award agreement or other agreement between the Company and the Executive (collectively, the “Payments”) constitute a “parachute payment” within the meaning of Section 280G of the Code, and but for this Section 3.2(f) would be subject to the excise tax imposed by Section 4999 of the Code, the Payments will be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code; whichever of the foregoing amounts, taking into account the applicable federal, state and local DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

9 income taxes and the excise tax imposed by Section 4999, results in the Executive’s receipt on an after-tax basis, of the greatest amount of economic benefits under this and other agreements pertaining to the Payments, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Executive and the Company otherwise agree in writing, any determination required under this Section 3.2(f) will be made in writing by the Company’s independent public accountants (the “Accountants”), whose reasonable determination will be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 3.2(f), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Sections 280G and 4999 of the Code. The Executive and the Company will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 3.2(f). If a reduction in Payments is necessary so that no portion of the Payments is subject to the excise tax under Section 4999 of the Code, reduction will occur in the manner that results in the greatest economic benefit to Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata. (g) Definitions. For purposes of this Agreement, the following terms have the following meanings: (1) “Cause” means the occurrence of any of the following: (A) the Executive materially failed to perform the Executive’s specified or fundamental duties to the Company or any of its subsidiaries as reasonably determined by the Board, (B) the Executive was convicted of, or pled nolo contendere to, a felony (regardless of the nature of the felony) or any other crime involving dishonesty, fraud, or moral turpitude, (C) the Executive engaged in or acted with gross negligence or willful misconduct (including but not limited to acts of fraud, criminal activity, or professional misconduct) in connection with the performance of the Executive’s duties and responsibilities to the Company or any of its subsidiaries, (D) the Executive materially failed to comply with the written rules and policies of the Company or any of its subsidiaries governing employee conduct, financial reporting and internal control over financial reporting (ICFR), or with the lawful directives of the Board, or (E) the Executive breached any non-disclosure, non-solicitation, or other restrictive covenant obligation to the Company or its subsidiaries. If the Company in its reasonable discretion determines that an event or incident described in clauses (A) or (D) of this definition of “Cause” is curable, then in order to terminate the Executive’s employment for “Cause”, the Company will (i) provide the Executive written notice of the event or incident that it considers to be “Cause” within 30 calendar days following its occurrence, (ii) provide the Executive with a period of at least 30 calendar days to cure the event or incident, and (iii) if the “Cause” persists following the cure period, terminate the Executive’s employment by written termination letter any time within 60 calendar days follow the date that notice to cure was delivered to the Executive. (2) “Change in Control” means (i) any person’s, entity’s or affiliated group’s becoming the beneficial owner or owners of more than 50% of the outstanding equity securities of the Company, or otherwise becoming entitled to vote shares representing more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (the “Voting Securities”), (ii) a transaction, including by sale, consolidation, merger, reorganization, recapitalization (leveraged or otherwise) or DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

10 comparable business combination transaction (in one transaction or a series of related transactions) of the Company pursuant to which the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions are not the holders immediately after such transaction or series of related transactions of at least 51% of the Voting Securities of the entity surviving such transaction or series of related transactions, or (iii) the sale or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to a third party that is not an Affiliate or a group of third parties that are not Affiliates of the Company. Notwithstanding the foregoing, no event or events shall constitute a Change in Control for purposes hereof unless such event or events constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Treas. Reg. Section 1.409A-3(i)(5). (3) “Change in Control Window” means the three months prior to the date of, and the twelve months following, a Change in Control. (4) “Disability” means the Executive is entitled to and has begun to receive long-term disability benefits under the long-term disability plan of the Company in which the Executive participates, or, if there is no such plan, the Executive’s inability, due to physical or mental disability or infirmity, to perform the essential functions of the Executive’s job, with or without a reasonable accommodation, for 90 consecutive days, or 120 days out of any 12-month period. Any question as to the existence, extent, or potentiality of the Executive’s Disability upon which the Executive and the Company cannot agree must be determined by a qualified, independent physician selected by the Company and approved by the Executive (which approval the Executive may not unreasonably withhold). The determination of any such physician will be final and conclusive for all purposes of this Agreement. (5) “Good Reason” means one of the following has occurred without the Executive’s written consent: (A) a material reduction of the Base Salary or Target Annual Bonus Opportunity, or the Company’s failure to timely grant the Sign On RSUs or Sign On Option as set forth in Section 2.3 of this Agreement, (B) a material reduction in the Executive’s job duties, authority, or responsibilities, including without limitation a material change to the Executive’s reporting structure such that the Executive no longer reports exclusively to the Board, unless such reduction arises out of or relates to the Executive’s violation of the Company’s policies, including if such violation causes damages to the Company, (C) a relocation of the Executive’s principal work location (which for purposes of this definition will be the Company’s headquarters in New York) to a location which is more than 50 miles from Executive’s principal work location on the date hereof (or from such other location to which the Executive has consented to after the date hereof), unless such new location is closer to the Executive’s primary residence than the prior location, or (D) the Company’s material breach of its obligations under this Agreement or any other written agreement by and between Executive and the Company. To resign for Good Reason, the Executive must give the Company written notice of the termination, setting forth the conduct of the Company that constitutes Good Reason, within 30 calendar days of the first date on which the Executive has knowledge of such conduct. The Executive must further provide the Company at least 30 calendar days following the date on which such notice is provided to cure such conduct. Failing such cure, the Executive must resign by written resignation effective as of the date of the expiration of the cure period. DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

11 (h) Section 409A. To the maximum extent permitted by Law, this Agreement should be interpreted in such a manner that the payments to Executive under this Agreement are either exempt from, or comply with, Section 409A and the regulations promulgated thereunder. If the Executive is a “specified employee” for purposes of Section 409A, to the extent that any of the payments or benefits required to be paid or provided pursuant to Section 3.2 hereof constitutes “non-qualified deferred compensation” for purposes of Section 409A that is payable upon a separation from service (and not upon any other permissible payment event under Section 409A, such as the lapsing of a substantial risk of forfeiture), the Company will delay payment thereof until the day after the first to occur of (i) the date that is six months from the Termination Date and (ii) the date of the Executive’s death, with any delayed amounts being paid, without interest, in a lump sum on such date and any remaining payments being made in the normal course. To the extent any other payment or benefit cannot be provided or made at the time specified in this Agreement without incurring sanctions under Section 409A, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of this Agreement, the terms “terminate,” “terminated,” and “termination” mean a termination of the Executive’s employment that constitutes a “separation from service” within the meaning of the default rules under Section 409A. For purposes of Section 409A, the right to a series of installment payments under this Agreement will be treated as a right to a series of separate payments. 3.3. Exclusive Remedy. The foregoing payments upon termination of the Executive’s employment constitute the exclusive severance payments and benefits owing to the Executive upon a termination of the Executive’s employment. 3.4. Resignation from All Positions. Upon the termination of the Executive’s employment with the Company for any reason, the Executive will be deemed to have resigned, as of the Termination Date, from the Board and all other positions that the Executive then holds as an officer, director, employee, and member of the boards of directors (and any committee thereof, or similar governing body) of the Company and its Affiliates. The Executive agrees to execute such writings to effectuate the foregoing, as and when requested by the Company. 3.5. Cooperation. Following the termination of the Executive’s employment with the Company for any reason, upon reasonable request from the Company, the Executive agrees to respond and provide truthful and complete information with respect to matters of which the Executive has knowledge as a result of the Executive’s services to the Company and its Affiliates, and agrees to provide reasonable assistance to the Company and its Affiliates in defense of any claims that may be made against the Company or any Affiliate, and will assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or any of its Affiliates, to the extent that such claims may relate to the period of the Executive’s employment with the Company or any of its Affiliates. Section 4. Proprietary Information, Developments and Non-Compete Agreement; Non-Disparagement. The Parties mutually agree that the terms and conditions of the Proprietary Information, Developments, and Non-Compete Agreement to be executed by the Executive and the Company on or about the Effective Date, and the Executive’s obligations thereunder, are incorporated herein by reference. From and after the Effective Date, including following DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

12 termination of the Executive’s employment with the Company, the Executive agrees not to make any statement that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages, or is otherwise derogatory to the Company, any of its subsidiaries or Affiliates, or any of their employees, officers, directors, or stockholders, other than statements to a Governmental Agency made specifically in connection with the Executive’s right to participate in or fully cooperate with any investigation or proceeding that may be conducted by a Governmental Agency. In addition, the Company agrees that the Company, acting through or at the direction of its officers, will not issue or direct the issuance to the public of any false, misleading, libelous or slanderous statements that result in harm to the Executive’s personal or professional character or integrity. The Executive agrees that the Company cannot control all statements made by all of its employees. For clarity, the foregoing shall not limit any internal communications between the Company and its attorneys, management, accountants, human resources department or other necessary internal communications at the Company or any truthful testimony given under oath in connection with any legal or administrative proceeding or pleading, and does not limit the Company in any way from disclosing any information that is legally required to be disclosed by the Company. Section 5. Executive Representations and Covenants. The Executive represents and warrants that (a) the Executive is not subject to any contract, arrangement, policy, or understanding, or to any statute, governmental rule, or regulation, that in any way limits the Executive’s ability to enter into and fully perform the Executive’s obligations under this Agreement and (b) the Executive is otherwise able to enter into and fully perform the Executive’s obligations under this Agreement. The Executive further represents, warrants, and covenants that (i) prior to commencing employment with the Company, the Executive has ensured compliance with all of the Executive’s former employers’ policies, procedures, and codes of conduct regarding the Executive’s employment termination, including the return of any company property, (ii) the Executive will continue to comply with all continuing obligations that the Executive may have relating to any confidential, proprietary, or trade secret information belonging to those employers, (iii) the Executive, whether or not required by the Executive’s former employers’ policies and procedures, has (x) reviewed all of the Executive’s laptops, home computers, USB sticks, etc., to make sure that all materials relating to the Executive’s prior employers (e.g., emails and documents on which the Executive may have worked) have been deleted or returned to the Executive’s prior employer and (y) made reasonable efforts to search the Executive’s home and personal property for prior employer materials and has returned all hard copy materials relating to the Executive’s prior employers, regardless of whether the Executive believes their contents to be public or non- public, and (iv) the Executive agrees not to place any materials that the Executive used at a prior employer, other than rolodex-type non-confidential information, on the Company’s computers or emails or in the Company’s files, even if the Executive was the one who wrote or created the material. Further, the Executive represents that the Executive did not engage in any misconduct, and was not subject to any disciplinary action, while employed by any former employer that could reasonably be expected to cause any damage to the Company’s reputation or business or the Company’s employees, and the Executive has not engaged in any conduct (or aided or assisted any other person or entity to engage in any conduct or cover-up of such conduct), whether within the scope of the Executive’s employment at a previous employer or otherwise, that reasonably could cause any damage to the Company’s reputation or business or the Company’s employees, including but not limited to any conduct constituting sexual misconduct, sexual harassment, DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

13 harassment, or discrimination. In the event of a breach of any representation or covenant in this Section 5, the Company may terminate this Agreement and the Executive’s employment with the Company for Cause without any liability to the Executive, and the Executive will indemnify the Company for any liability it may incur as a result of any such breach. Section 6. Taxes; Clawbacks; Attorney Fees. 6.1. Withholding. All amounts paid to the Executive under this Agreement during or following the Employment Period will be subject to income and employment taxes, and other withholdings, imposed by applicable Law. The Executive is solely responsible for the payment of all taxes imposed on the Executive relating to the payment or provision of any amounts or benefits hereunder. 6.2. Clawbacks. The Executive acknowledges that any amount paid or payable to the Executive hereunder will be subject to each applicable clawback policy maintained by the Company from time to time as necessary to comply with applicable Law, including for the avoidance of doubt, exchange listing requirements, regardless of whether such clawback policy is implemented before the execution of this Agreement, and if the Company determines, in its good faith discretion, that such forfeiture or recoupment is required, the Executive hereby consents to such forfeiture or recoupment. Furthermore, if the Executive engages in any act of embezzlement, fraud, or dishonesty involving the Company or its Affiliates that results in a financial loss to the Company or its Affiliates, the Company will be entitled to recoup an amount from the Executive determined by the Company in its reasonable discretion to be commensurate with such financial loss. 6.3. Attorney Fees. The Company will reimburse the Executive up to $20,000 for attorney fees and costs that the Executive incurs with the review, negotiation, preparation, documentation, and execution of this Agreement within 30 days of the Executive’s presentation to the Company of an invoice reflecting the amount of such attorney’s fees and costs incurred by the Executive. Section 7. Indemnification. To the extent provided in the Company’s organizational documents, the Company agrees to indemnify the Executive for losses or damages incurred by the Executive as a result of all causes of action arising from the Executive’s performance of duties for the benefit of the Company, whether or not the claim is asserted during the Employment Period. This indemnity will not apply to the Executive’s acts of willful misconduct or gross negligence. The Executive will be covered under any directors’ and officers’ insurance that the Company maintains for its directors and other officers in the same manner and on the same basis as the Company’s directors and other officers. As soon as reasonably practicable following the Effective Date, the Parties will execute an Indemnification Agreement in a form substantially similar to the Company’s indemnification agreement entered into with other Company executive officers and directors of the Board. Section 8. Miscellaneous. 8.1. Amendments and Waivers. This Agreement may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

14 modified, or supplemented, in whole or in part, only by written agreement signed by the Parties, except that the observance of any provision of this Agreement may be waived in writing by the Party that will lose the benefit of such provision as a result of such waiver. The waiver by any Party of a breach of any provision of this Agreement will not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy hereunder, or otherwise available in respect hereof at law or in equity, will operate as a waiver thereof, nor will any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. 8.2. Assignment; No Third-Party Beneficiaries. Neither this Agreement nor the Executive’s rights and obligations hereunder may be assigned by the Executive, and any purported assignment by the Executive in violation hereof will be null and void. Nothing in this Agreement is intended to confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, except the personal representative of the deceased Executive may enforce the provisions hereof applicable in the event of the death of the Executive. The Company is authorized to assign this Agreement and its rights and obligations hereunder without the consent of the Executive if the Company hereafter effects a reorganization, or consolidates with or merges into any other Person or entity, or transfers all or substantially all of its properties or assets to any other Person or entity. 8.3. Notices. Unless provided otherwise herein, all notices, requests, demands, claims, and other communications provided for under the terms of this Agreement must be in writing. Any notice, request, demand, claim, or other communication hereunder must be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, with confirmation of receipt, (ii) e-mail, (iii) reputable commercial overnight delivery service courier, with confirmation of receipt, or (iv) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below: If to the Company: LivePerson, Inc. 530 7th Avenue, Floor M1 New York, NY 10018 Attention: CFO & General Counsel E-Mail: John.Collins@liveperson.com Monica.Greenberg@liveperson.com With a copy to: Legal@liveperson.com with a copy (which will not constitute notice) to: Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Attention: Amy Blackman DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

15 E-mail: Amy.Blackman@FriedFrank.com If to the Executive: At the Executive’s principal office at the Company (during the Employment Period), and at all other times to the Executive’s principal residence as reflected in the records of the Company. If by e-mail during the Employment Period, to the Executive’s Company-supplied e-mail address. with a copy (which will not constitute notice) to: Zukerman Gore Brandeis & Crossman, LLP Eleven Times Square New York, NY 10036 Attention: Jeffrey D. Zukerman, Esq. E-mail: jzukerman@zukermangore.com All such notices, requests, consents, and other communications will be deemed to have been given when received. Either Party may change its address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner then set forth. 8.4. Governing Law. This Agreement must be construed and enforced in accordance with, and the rights and obligations of the Parties are governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. 8.5. Jurisdiction; Waiver of Jury Trial. The Parties agree jurisdiction and venue for any dispute, controversy, or claim between the Parties that arises out of or relates to this Agreement, the Executive’s employment with the Company, or any termination of such employment, including but not limited to matters concerning validity, construction, performance, or enforcement, must be exclusively in the federal and state courts of the State of New York, located in New York County (collectively, the “Selected Courts”) (except that a final judgment in any such action will be conclusive and enforced in other jurisdictions), and agree further that service of process may be made in any matter permitted by Law. Each of the Parties irrevocably waives and agrees not to assert (i) any objection that the Executive or it may ever have to the laying of venue of any action or proceeding arising hereunder in the Selected Courts or (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum. This Section 8.5 is intended to fix the location of potential litigation between the parties and does not create any causes of action or waive any defenses or immunities to suit. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY, TO THE EXTENT LAWFUL, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 8.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY LITIGATION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

16 8.6. Severability. Whenever possible, each provision or portion of any provision of this Agreement, including those contained in Section 4 hereof, must be interpreted in such manner as to be effective and valid under applicable Law, but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction will not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court determine that any provision or portion of any provision of this Agreement, including any provision contained in Section 4 hereof, is not reasonable or valid, either in period of time, geographical area, or otherwise, the Parties agree that such provision should be interpreted and enforced to the maximum extent that such court deems reasonable or valid. 8.7. Entire Agreement. From and after the Effective Date, this Agreement, together with the Proprietary Information, Developments, and Non-Compete Agreement, constitutes the entire agreement between the Parties and supersedes all prior representations, agreements, and understandings (including any prior course of dealings), both written and oral, between the Parties with respect to the subject matter hereof, including for the avoidance of doubt, the LivePerson, Inc. CEO Employment Agreement Summary of Key Terms, executed by the Company and the Executive on November 17, 2023. 8.8. Counterparts. This Agreement may be executed by .pdf (or similar file format) or facsimile signatures in any number of counterparts, each of which will be deemed an original, but all such counterparts will together constitute one and the same instrument. 8.9. Binding Effect. This Agreement will inure to the benefit of, and be binding on, the successors and assigns of each of the Parties, including, without limitation, the Executive’s heirs and the personal representatives of the Executive’s estate and any successor to all or substantially all of the business or assets of the Company. 8.10. General Interpretive Principles. The name assigned to this Agreement and headings of the sections, paragraphs, sub-paragraphs, clauses, and sub-clauses of this Agreement are for convenience of reference only and are not intended in any way to affect the meaning or interpretation of any of the provisions hereof. Words of inclusion are not intended to be construed as terms of limitation herein, so that references to “include,” “includes,” and “including” are not limiting and should be regarded as references to non-exclusive and non- characterizing illustrations. Any reference to a section of the Code should be deemed to include any successor to such section. 8.11. Definitions. (a) Affiliates. For purposes of this Agreement, the term “Affiliates” means any person or entity Controlling, Controlled by, or Under Common Control with the Company. The term “Control,” including the correlative terms “Controlling,” “Controlled By,” and “Under Common Control with” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities of any company or other ownership interest, by contract, or otherwise) of a person or entity. DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

17 (b) Governmental Agency. For purposes of this Agreement, the term “Governmental Agency” means any national, state, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority. (c) Law. For purposes of this Agreement, the term “Law” means any federal, state, local, foreign, multi-national or other laws (including common law), acts, statutes, ordinances, rules, regulations, codes, or other legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by a Governmental Agency. [signature page follows] DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

[Signature Page to Employment Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. COMPANY By: Name: Jill Layfield Title: Chair of the Board EXECUTIVE Anthony John Sabino DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

1 Exhibit A Proprietary Information, Developments, and Non-Compete Agreement (attached). DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

1 Exhibit B YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE OF CLAIMS. Release 1. In consideration of the payments and benefits to be made under the Employment Agreement, dated as of December [ ], 2023 (the “Employment Agreement”), by and between John Sabino (the “Executive”) and LivePerson, Inc., a Delaware corporation (the “Company”), the sufficiency of which the Executive acknowledges, the Executive, with the intention of binding the Executive and the Executive’s heirs, executors, administrators, and assigns, does hereby release, remise, acquit, and forever discharge the Company and each of its subsidiaries and Affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, shareholders, agents, attorneys, employees, and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors, and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees, and liabilities of whatever kind or nature in law, equity, or otherwise, whether accrued, absolute, contingent, unliquidated, or otherwise and whether now known or unknown, suspected, or unsuspected, that the Executive, individually or as a member of a class, now has, owns, or holds, or has at any time heretofore had, owned, or held, arising on or prior to the date hereof, against any Company Released Party that arises out of, or relates to, the Employment Agreement, the Executive’s employment with the Company or any of its subsidiaries and Affiliates, or any termination of such employment, including claims for (i) severance or vacation benefits, unpaid wages, salary, or incentive payments, (ii) breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm, or other tort, (iii) any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices), and (iv) employment discrimination under any applicable federal, state, or local statute, provision, order, or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), and any similar or analogous state statute, excepting only: A. rights of the Executive arising under, or preserved by, this Release or Section 3.2 of the Employment Agreement; B. the right of the Executive to receive COBRA continuation coverage in accordance with applicable law; C. claims for vested benefits under any health, disability, retirement, life insurance, or other similar welfare benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group; D. rights to indemnification that the Executive has or may have under the Employment Agreement, the by-laws, certificate of incorporation or other organizational DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21 27th

2 document of any member of the Company Affiliated Group or as an insured under any director’s and officer’s liability insurance policy now or previously in force; and E. the Executive’s rights as an equity holder in the Company. 2. The Executive acknowledges and agrees that this Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied. 3. This Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses. 4. The Executive specifically acknowledges that the Executive’s acceptance of the terms of this Release is, among other things, a specific waiver of the Executive’s rights, claims, and causes of action under Title VII, the ADEA, the ADA, and any state or local law or regulation in respect of discrimination of any kind, except that nothing herein should be deemed, nor does anything contained herein purport to be, a waiver of any right or claim or cause of action that by law the Executive is not permitted to waive. Nothing in this Release prevents the Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful. In addition, nothing in this Release, or any Company policy or agreement, will prohibit the Executive from reporting suspected violations of law or regulation to any governmental agency (including the Equal Employment or Securities Exchange Commission), regulatory body, self- regulatory organization, or criminal or civil law enforcement agency (collectively, a “Law Enforcement Entity”), from making any other disclosures that are protected under any law or regulation, or from participating or cooperating in any inquiry, investigation, or proceeding conducted by such Law Enforcement Entity, or to provide advance notice to the Company or obtain any authorization of the Company prior to doing so. Further, nothing in this Release will limit the Executive’s ability to consult with an attorney retained by the Executive. 5. The Executive acknowledges that the Executive has been given a period of [twenty-one (21)] [forty-five (45)] days to consider whether to execute this Release. If the Executive accepts the terms hereof and executes this Release, the Executive may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Release. If no such revocation occurs, this Release will become irrevocable in its entirety, and binding and enforceable against the Executive, on the day next following the day on which the foregoing seven- day period has elapsed. If such a revocation occurs, the Executive will irrevocably forfeit any right to payment of the entitlements set forth in Section 3.2 of the Employment Agreement, but the remainder of the Employment Agreement that survives the end of the Employment Period will continue in full force. 6. The Executive acknowledges that the Executive has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to this Release, and has been given a sufficient period within which to consider this Release. DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

3 7. The Executive acknowledges that this Release relates only to claims that exist as of the date of this Release. 8. The Executive acknowledges that the severance payments and benefits the Executive is receiving in connection with this Release and the Executive’s obligations under this Release are in addition to anything of value to which the Executive is entitled from the Company. 9. For the avoidance of doubt, however, nothing in this Release is intended to constitute a waiver of any Company Released Party’s right to enforce any obligations of the Executive under the Employment Agreement that survive the Employment Agreement’s termination, including without limitation, any non-competition covenant, non-solicitation covenant, and any other restrictive covenants contained therein. 10. Section 8 of the Employment Agreement is incorporated into this Release and made a part hereof, mutatis mutandis. [signature page follows] DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21

IN WITNESS WHEREOF, this Release has been signed by or on behalf of the Executive as of ____________________. Anthony John Sabino DocuSign Envelope ID: 4094A9A1-D5FE-4A70-AF42-66CCDAA70A21